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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF PELLERANO & HERRERA]

                                                November 20, 2001


Sirs
TRICOM, S. A.:
Avenida Lope de Vega No. 95
Santo Domingo, Dominican Republic

Re:   Registration Statement on Form F-3
      Matter:  662*980013464

We have acted as Dominican counsel to TRICOM, S.A., a corporation (sociedad anonima) organized under the laws of the Dominican Republic (the "Company"), in connection with the preparation and filing of a Registration Statement on Form F-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed offering by the Company (the "Offering") of shares of the Company's Class A Common Stock, RD$10 per share (the "Class A Common Stock").

In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated By-Laws of the Company (estatutos) and such other agreements, corporate records, certificates of public officials, powers of attorney, governmental orders and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter Documents.

We are attorneys admitted to the practice of law in the Dominican Republic, and we express no opinion as to the law of any jurisdiction other than the laws of the Dominican Republic. The opinions set forth below are based upon the laws, rules or regulations, as the case may be, in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation (sociedad anonima) organized and existing in good standing under the laws of the Dominican Republic.

      2. The shares of Class A Common Stock proposed to be offered by the Company, when issued and delivered upon payment therefor in accordance with the terms and conditions of the rights offering described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us contained under the heading "Legal Matters" in the Prospectus which forms part of the Registration Statement. In giving the foregoing consent to being referenced under the heading "Legal Matters," we do not hereby admit that we belong to the category of persons whose consent is required under Section 7 of the

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Securities Act, or the rules and regulations promulgated by the Securities and
Exchange Commission thereunder.

Very truly yours,



/s/ PELLERANO & HERRERA
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Pellerano & Herrera